SEARCHLIGHT MINERALS CORP. STAFFS KEY POSITIONS AS
COMPANY’S TRANSITION FROM CONSTRUCTION TO PRODUCTION APPROACHES

RECENT ADDITIONS INCLUDE ELECTROWINNING SPECIALIST AND
LABORATORY MANAGER

HENDERSON, Nevada (June 30, 2008) -- Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), a minerals exploration company focused on the acquisition and development of projects in the southwestern United States, continues to maintain its primary focus on the development and implementation of the Clarkdale Slag Recovery Project, which is located in Clarkdale, AZ.

The Company is moving rapidly toward completion of the initial production module and is closing in on commencement of the equipment testing and start-up phase. In anticipation of future technical and operational staffing requirements, strategic additions are being made to an already outstanding cast of engineers, scientists and consultants that are working closely with Dr. Richard Hewlett, the lead technical manager at Clarkdale. A geological/metallurgical engineer with decades of practical experience in ore reserve studies, mine planning, mine design, production scheduling and mine management, Dr. Hewlett has provided consulting services to more than 30 mining and natural resource firms, including a number of the world’s largest mining companies. He is coordinating the activities of over fifty consultants, contractors and equipment manufacturers at the Project. Cimetta Engineering is the lead contractor responsible for integrating and implementing the complex systems involved in the precious and base metals recovery plant. The systems comprising the process “flow sheet” encompass stages of crushing, conveying, grinding, filtering, leaching, ion exchange (IX), and electrowinning (EW).

For each stage, each system, and each component, the Company has engaged the most experienced, and knowledgeable performers in their respective fields. Jesse Gage, a senior consultant on the project, is working closely with management on a staffing plan that satisfies managerial and employee requirements as the Company transitions from construction to start up, and on to full production.  Mr. Gage has over 20 years of mining experience and most recently served as the Operations Manager at BHP Biliton’s Pinto Valley plant, which produces approximately 20 million pounds of copper annually. In conjunction with the staffing plan, the Company recently brought on board two critical additions to its Clarkdale technical team. George Cantua was hired in June 2008 as the Clarkdale Project’s Electrowinning Specialist, and Jishan Li, Ph.D., will begin working in July as Laboratory Manager. Cantua and Li are highly seasoned experts who will provide critical guidance throughout the production module’s initial testing phase, as well as invaluable leadership and expertise during the final operations phase.

“The electrowinning process is the critical, final operation in the Clarkdale flow sheet,” noted Ian McNeil, Chief Executive Officer of Searchlight Minerals Corp. “In the electrowinning stage, copper and zinc metal are produced, and acid is regenerated and re-circulated into the leach circuit. George Cantua’s talents were immediately exploited at Clarkdale in the design and acquisition of the electrowinning systems. George also brings to Clarkdale strong managerial skills that were developed during his 30-year career in the metals and mining sector working with such major companies as ASARCO, Phelps Dodge, Anamax and Bechtel Engineering.”

“Dr. Jishan Li fills a critical gap as an adjunct to Clarkdale’s technical team leader, Dr. Richard Hewlett,” continued McNeil. “Dr. Li is a highly qualified chemist with a wealth of experience in hydrometallurgical analysis.  He will provide critical support throughout start-up, as well as quality assurance monitoring in the operations phase. Dr. Li is a Ph.D. in metallurgical engineering who has published 20 scientific papers in his field. He fits perfectly into the Clarkdale schematic, specializing in hydrometallurgy and process flotation for gold, silver, copper, and cobalt/nickel recovery.”

The Company has constructed, equipped, and recently received a Certificate of Occupancy for, a fully functional laboratory with state-of-the-art analytical equipment, including an Inductively Coupled Plasma (ICP) system. The ICP is highly sensitive, and capable of determining an extremely wide range of metals, as well as several non-metal materials, at concentrations measured in parts per million.  The ICP and other equipment will allow Dr. Li and the lab team to conduct immediate, on-site analysis of leaching results, in order to optimize the extraction of precious and base metals from the slag pile.

“It is also important to recognize that, while we have reached out world-wide to meet the Company’s technical demands, we continue to maintain a policy of sourcing and hiring from the local community to the greatest extent possible.  We are highly impressed with the caliber of contractors, sub-contractors and staff that we have hired, and with the quality of the applicants we have on file for future positions. We are very grateful for the outstanding support we have received from the Town of Clarkdale and members of the community.  We were recently informed that the Town of Clarkdale Council will present the Company with a ‘Spirit of Clarkdale Award for Property Beautification and Historical Preservation’. The Company is thrilled to receive this award as an acknowledgement of its efforts to grow as a responsible and active member of this tightly-knit community,” concluded McNeil.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Project, located in Clarkdale, Arizona, is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ores mined at the United Verde Copper Mine in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves exploration for precious metals on mining claims near Searchlight, Nevada. The Clarkdale Project is the more advanced of two ongoing projects that the Company is pursuing. The Searchlight Gold Project is an early-stage gold exploration endeavor on 3,200 acres located approximately 50 miles south of Las Vegas, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”. Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with the U.S. Securities and Exchange Commission. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological or other work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

Carl Ager, Vice President at (702) 939-5247 or via email at ir@searchlightminerals.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com